UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2010
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On August 30, 2010, Baker Hughes Incorporated (the “Company” or “Baker Hughes”) consummated the previously announced sale to Superior Energy Services, L.L.C. of the two stimulation vessels (the HR Hughes and the Blue Ray) and certain other assets used to perform sand control services in the U.S. Gulf of Mexico. These assets were divested as required by the Antitrust Division of the U.S. Department of Justice (“DOJ”) in connection with the acquisition of BJ Services Company. In accordance with General Instructions B.2. of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.
     The Hold Separate Stipulation and Order requiring that the BJ Services Company and Baker Hughes businesses be operated separately in the United States terminated on August 30, 2010 as a result of the completion of the sale of two stimulation vessels (the HR Hughes and the Blue Ray) and certain other assets used to perform sand control services in the U.S. Gulf of Mexico to Superior Energy Services, L.L.C. These assets were divested in accordance with a Final Judgment entered by the U.S. District Court of the District of Columbia on July 26, 2010. The DOJ notified the Company on August 25, 2010 that it had approved Superior Energy Services, L.L.C. as the purchaser and the divestiture was completed on August 30, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: August 30, 2010	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary